Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO (540) 951-6213 bdenardo@nbbank.com	David K. Skeens, Treasurer & CFO (540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Reports Second Quarter and First Half Earnings

BLACKSBURG, VA., July 16, 2020 -- National Bankshares, Inc. (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the second quarter and first half of 2020. The Company reported net income of $6.96 million, or $1.07 per common share, for the six months ended June 30, 2020. For the six months ended June 30, 2019, the Company reported net income of $8,437 or $1.27 per common share. National Bankshares, Inc. ended the first half of 2020 with total assets of $1.43 billion. Additionally, the Company declared a semi-annual dividend to common shareholders of sixty-seven cents ($0.67) per common share during the second quarter of 2020.

Chairman, President, and CEO F. Brad Denardo commented, “National Bankshares and our subsidiaries have been working throughout the COVID-19 pandemic to meet the everyday banking needs as well as the emergency relief needs of our customers and communities. The situation is ongoing and the economic outlook remains uncertain, and we see this reflected in the second quarter numbers. Nonetheless, we remain committed to serving our customers through these difficult times, and are thankful for the continuing support of our customers, our communities, and our shareholders.”

First Half Highlights

In Light of the Pandemic

-

In order to protect our employees and customers during the COVID-19 Pandemic, we closed our branch offices on March 20th and they have remained closed. We continue to serve customers through other channels or in person when requested. We plan to reopen those offices sometime in third quarter.

-	In order to aid our many business customers in their time of financial hardship, we have modified or deferred payments on 297 loans totaling $119.70 million.
-	Through July 6, 2020, National Bank has originated 806 Paycheck Protection Program loans totaling $58.1 million. We will continue to accept applications until August 8, 2020.

Income Statement

-

Our current net income includes a loan loss provision of $1.83 million, an increase of $1.58 million over the provision for the first half of 2019. The additional provision was taken in order to recognize the potential effect of the slowdown in business activity.

-	Despite the significant increase in the loan loss provision, the return on average assets was still a positive 1.03% for the first six months of 2020.
-	The net interest margin decreased to 3.05% for the six months ended June 30, 2020 from 3.32% for the six months ended June 30, 2019.
-	The Company has worked to contain expenses such that total noninterest expense for the six months ended June 30, 2020 is $0.374 million less than for the same period ending June 30, 2019.

Balance Sheet

-	Total assets have increased from June 30, 2019 by $164 million to $1.43 billion at June 30, 2020.
-	Total deposits have increased from June 30, 2019 by $149.8 million to $1.22 billion at June 30, 2020.
-	With total stockholders equity of $195.8 million, the Company’s capital position provides a source of strength and continues to significantly exceed all regulatory capital guidelines.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

Other Notables

-	No shares of the Company’s common stock were repurchased this quarter.
-	Nonperforming loans as a percentage of total loans decreased to 0.48% at June 30, 2020, a 17.1% decrease from June 30, 2019.
-	The efficiency ratio decreased to 54.5% for the six months ended June 30, 2020, down from 55.6% for the six months ended June 2019.
-	The allowance for loan losses to total loans increased to 1.05%, compared with 1.00% at June 30, 2019. Excluding the Paycheck Protection Program loans, that ratio increases to 1.13% at June 30, 2020.
-	Book value per common share at June 30, 2020 increased to $30.17 from $28.26 at June 30, 2019.

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and certain financial measures presented on a fully taxable-equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%. Further, the Company elects not to annualize net securities gains and losses in 2020 and 2019 or the insurance recovery received in 2019 in calculating the return on average equity and return on average assets. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	June 30, 2020	June 30, 2019	December 31, 2019
Assets
Cash and due from banks	$13,315	$17,170	$10,290
Interest-bearing deposits	73,251	60,038	76,881
Securities available for sale, at fair value	489,926	396,347	435,263
Restricted stock	1,279	1,220	1,220
Total securities	491,205	397,567	436,483
Mortgage loans held for sale	2,367	809	905
Loans:
Loans, net of unearned income and deferred fees and costs	791,002	729,559	733,451
Less: allowance for loan losses	(8,308)	(7,304)	(6,863)
Loans, net	782,694	722,255	726,588
Premises and equipment, net	9,955	9,012	8,919
Accrued interest receivable	4,797	5,192	4,285
Other real estate owned, net	1,553	2,025	1,612
Intangible assets and goodwill	5,848	5,848	5,848
Bank-owned life insurance	36,007	35,108	35,567
Other assets	12,758	14,493	14,459
Total assets	$1,433,750	$1,269,517	$1,312,837

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$263,113	$203,534	$201,866
Interest-bearing demand deposits	678,062	608,506	643,482
Savings deposits	160,551	143,024	146,377
Time deposits	117,882	114,733	128,028
Total deposits	1,219,608	1,069,797	1,119,753
Accrued interest payable	117	145	144
Other liabilities	18,244	15,727	18,214
Total liabilities	1,237,969	1,085,669	1,138,111

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,489,574 shares at June 30, 2020 and December 31, 2019 and 6,505,574 at June 30, 2019	8,112	8,132	8,112
Retained earnings	186,733	180,272	184,120
Accumulated other comprehensive loss, net	936	(4,556)	(8,506)
Total stockholders' equity	195,781	183,848	183,726
Total liabilities and stockholders' equity	$1,433,750	$1,269,517	$1,321,837

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands, except for share and per share data)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Interest Income
Interest and fees on loans	$8,419	$8,460	$16,885	$16,729
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	14	382	231	641
Interest on securities - taxable	1,863	1,603	4,219	3,286
Interest on securities - nontaxable	454	848	803	1,775
Total interest income	10,750	11,293	22,138	22,431
Interest Expense
Interest on time deposits	522	419	1,081	716
Interest on other deposits	1,076	1,495	2,313	2,991
Total interest expense	1,598	1,914	3,394	3,707
Net interest income	9,152	9,379	18,744	18,724
Provision for loan losses	1,352	55	1,831	255
Net interest income after provision for loan losses	7,800	9,324	16,913	18,469
Noninterest Income
Service charges on deposit accounts	377	607	959	1,197
Other service charges and fees	37	51	76	103
Credit card fees	386	356	692	665
Trust income	387	371	821	768
Bank-owned life insurance	219	232	440	451
Other income	277	231	810	1,141
Realized securities gain, net	62	8	82	20
Total noninterest income	1,745	1,856	3,880	4,345
Noninterest Expense
Salaries and employee benefits	3,692	3,802	7,671	7,623
Occupancy and furniture and fixtures	458	477	908	942
Data processing and ATM	806	789	1,597	1,540
FDIC assessment	40	82	40	167
Net cost of other real estate owned	(4)	3	18	28
Franchise taxes	335	333	678	647
Other operating expenses	750	967	1,632	1,971
Total noninterest expense	6,077	6,453	12,544	12,918
Income before income tax expense	3,468	4,727	8,249	9,896
Income tax expense	486	733	1,288	1,459
Net Income	$2,982	$3,994	$6,961	$8,437
Basic net income per share	$0.46	$0.61	$1.07	$1.27
Fully diluted net income per share	$0.46	$0.61	$1.07	$1.27
Weighted average number of common shares outstanding
Basic	6,489,574	6,505,574	6,489,574	6,668,038
Diluted	6,489,574	6,505,574	6,489,574	6,668,038
Dividends declared per share	$0.67	$0.67	$0.67	$0.67
Dividend payout ratio	---	---	62.46%	51.67%
Book value per share	$30.17	$28.26	$30.17	$28.26

National Bankshares, Inc.

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	June 30, 2020	June 30, 2019
Net income	$2,982	$3,994

Other Comprehensive Income, Net of Tax
Unrealized holding gain on available for sale securities net of tax of $1,498 for the period ended June 30, 2020 and $795 for the period ended June 30, 2019	5,637	2,991
Reclassification adjustment for gain included in net income, net of tax of ($13) for the period ended June 30, 2020 and ($2) for the period ended June 30, 2019	(49)	(6)
Other comprehensive income, net of tax	$5,588	$2,985
Total Comprehensive Income	$8,570	$6,979

	Six Months Ended
($ in thousands)	June 30, 2020	June 30, 2019
Net income	$6,961	$8,437

Other Comprehensive Income, Net of Tax
Unrealized holding gain on available for sale securities net of tax of $2,526 for the period ended June 30, 2020 and $2,003 for the period ended June 30, 2019	9,507	7,545
Reclassification adjustment for gain included in net income, net of tax of ($17) for the period ended June 30, 2020 and ($4) for the period ended June 30, 2019	(65)	(16)
Other comprehensive income, net of tax	$9,442	$7,529
Total Comprehensive Income	$16,403	$15,966

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Average Balances
Cash and due from banks	$11,466	$11,266	$11,335	$11,254
Interest-bearing deposits	91,425	63,456	79,004	53,904
Securities available for sale	452,549	398,602	445,733	407,626
Restricted stock	1,279	1,220	1,252	1,220
Mortgage loans held for sale	1,406	453	949	304
Gross Loans	764,336	720,910	747,876	715,852
Loans, net	756,590	713,000	740,280	707,886
Intangible assets	5,848	5,848	5,848	5,848
Total assets	1,393,227	1,260,195	1,352,827	1,254,654
Total deposits	1,180,484	1,061,692	1,142,330	1,053,891
Stockholders' equity	193,260	182,201	191,388	184,800
Interest-earning assets	1,303,352	1,183,803	1,268,209	1,180,872
Interest-bearing liabilities	931,099	861,350	917,589	858,001

Financial Ratios
Return on average assets(1)	0.85%	1.27%	1.03%	1.32%
Return on average equity(1)	6.13%	8.78%	7.28%	8.96%
Net interest margin	2.90%	3.30%	3.05%	3.32%
Net interest income-fully taxable equivalent	$9,409	$9,726	$19,220	$19,438
Efficiency ratio(2)	54.79%	55.75%	54.50%	55.62%
Average equity to average assets	13.87%	14.46%	14.15%	14.73%

Allowance for Loan Losses
Beginning balance	$7,240	$7,360	$6,863	$7,390
Provision for losses	1,352	55	1,831	255
Charge-offs	(365)	(180)	(540)	(508)
Recoveries	81	69	154	167
Ending balance	$8,308	$7,304	$8,308	$7,304

(1)

Return on average assets and return on average equity are calculated by dividing adjusted annualized net income by average assets or average equity, respectively. Net income is adjusted by removing securities gains, net of tax in 2020 and 2019 and the insurance recovery in 2019 net of tax and annualizing the remainder. Securities gains net of tax in 2020 and 2019 and the insurance recovery net of tax in 2019 are then added back to arrive at adjusted annualized net income.

(2)	Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis.
(3)	Net interest margin is calculated as net interest income on a fully taxable equivalent basis divided by average interest earning assets.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	June 30, 2020	June 30, 2019
Nonperforming Assets
Nonaccrual loans	$943	$856
Nonaccrual restructured loans	2,887	3,406
Total nonperforming loans	3,830	4,262
Other real estate owned	$1,553	$2,025
Total nonperforming assets	$5,383	$6,287
Accruing restructured loans	1,453	1,954
Loans 90 days or more past due	$237	$50

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.68%	0.86%
Allowance for loans losses to total loans	1.05%	1.00%
Allowance for loan losses to nonperforming loans	216.92%	171.37%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.03%	0.01%